Exhibit 99.2
MEDASSETS, INC.

OFFER TO EXCHANGE
UP TO $325.0 MILLION PRINCIPLE AMOUNT OF
8.0% SENIOR NOTES DUE 2018,
FOR
ALL OF ITS OUTSTANDING
8.0% SENIOR NOTES DUE 2018 AND
SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus, dated [          ], 2011 (the “Prospectus”), of MedAssets, Inc. (the “Company”) under “The Exchange Offer—How to Tender—Guaranteed Delivery Procedures” and in the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by the Company to exchange (the “Exchange Offer”) up to $325,000,000 in principal amount at maturity of its 8.0% Senior Notes due 2018 (the “Exchange Notes”) for any and all of its outstanding 8.0% Senior Notes due 2018, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Notes”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Original Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or telegram or transmitted by facsimile transmission, mail or courier to the Exchange Agent.
To:

Wells Fargo Bank, National Association
(the “Exchange Agent”)

By Facsimile (for Eligible Institutions only):
(612) 667-9825
Attn: Bondholder Communications

For Information or Confirm by telephone:
(800) 344-5128, Option 0

By Mail, Hand or Courier:
Wells Fargo Bank, N.A.
Corporate Trust Services
MAC N9311-110
625 Marquette Avenue
Minneapolis, Minnesota 55479

In Person by Hand Only:
Wells Fargo Bank, N.A.
12th Floor – Northstar East Building
Corporate Trust Services
608 Second Avenue South
Minneapolis, Minnesota 55479

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET
FORTH ABOVE [OR AS INDICATED UPON CONTACTING THE EXCHANGE AGENT AT THE
PHONE NUMBER SET FORTH ABOVE] DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Original Notes Tendered:

Certificate Nos. (if available):

Total Principal Amount Represented by Original
  Notes Certificate(s):

If Original Notes will be delivered by book-entry transfer at the Depository Trust Company insert:

Account Number:

Name(s) in which Original Notes Registered:

Date:   , 2011

Sign Here

Signature(s):

Please Print the Following Information

Name(s):

Address(es):

Area Code and Tel. No(s).:

GUARANTEE

The undersigned, a member in good standing of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:   State:   Zip Code:

Area Code and Tel. No.:

Dated:          , 2011